AMENDED AND RESTATED BYLAWS
                                       OF
                                 FIBERCORE, INC.


                              ARTICLE I -- MEETINGS

SECTION 1.  ANNUAL MEETING

            An annual meeting of the stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and at such place within or without the State of Nevada, as the Board of Directors shall each year fix.

SECTION 2.  SPECIAL MEETINGS

            Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, maybe called by a majority of the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

SECTION 3.  NOTICE OF MEETINGS

            Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than five nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Nevada Business Corporation Act or the Articles of Incorporation of the Corporation).

            When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 4.  QUORUM

            At any meeting of the stockholders, the holders of a majority of all the issued and outstanding of those shares of the stock entitled to vote, and who are present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number of stockholders may be required by law.

            If a quorum shall fail to attend any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

            If a notice of any adjourned meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

SECTION 5.  ORGANIZATION

            Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 6.  CONDUCT OF BUSINESS

            The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

SECTION 7.  PROXY AND VOTING

            At any meeting of the stockholders every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, filed in accordance with the procedure established for the meeting.

            Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

            All voting, including the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

            All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

SECTION 8.  STOCK LIST

            A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination by any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

            The stock list shall also be kept at the place of meeting during the whole time thereof and shall be open to the examination by any such stockholder who is present. This list shall presumptively determine the identities of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 9.  CONSENT OF STOCKHOLDER IN LIEU OF MEETING

            Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted.


                        ARTICLE II -- BOARD OF DIRECTORS

SECTION 1.  NUMBER AND TERM OF OFFICE

            The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such numbers shall be not less than three (3) and not more than nine (9). The Company shall maintain a classified and staggered Board of Directors, with each director serving for a term of three years, except for the first election after the creation of a classified and staggered Board of Directors. At such first election, there shall be three classes of directors (Class I, Class II and Class III). Class I directors shall be elected to an initial one year term. Class II directors shall be elected to an initial two year term and Class III directors shall be elected to an initial three year term. Following their initial terms, each class of directors shall thereafter be elected to three year terms. Each class of directors shall be divided as evenly as possible. To the extent the number of directors is not evenly divided among the three classes, the extra director shall first be placed in Class III, and the next extra director, if applicable, shall be placed in Class II.

            Whenever the designated number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

            The Board of Directors shall have a Chairman of the Board of Directors, who shall preside at all meetings of the Board of Directors and the Stockholders at which such person is present. The Chairman of the Board of Directors shall make all final rulings on procedure at meetings of the Board of Directors or Stockholders. The Chairman of the Board of Directors shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 2.  VACANCIES

            If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, even if they constitute less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

SECTION 3.  REGULAR MEETINGS

            Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. Notice of each regular meeting shall not be required.

SECTION 4.  SPECIAL MEETINGS

            Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by mailing written notice not less than five days before the meeting or by telegraphing the same not less than twenty-four hours before the meeting, unless such notice is waived by a director who would otherwise receive it. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 5.  QUORUM

            At any meeting of the Board of Directors, a majority of the total number of the whole Board then holding office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 6.  PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE

            Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 7.  CONDUCT OF BUSINESS; DIRECTORS' CONSENT

            At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 8.  POWER

            The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

            (1) To declare dividends from time to time in accordance with law;

            (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (3) To authorize the creation, making, and issuance, in such form as it may determine, of written obligations of every kind negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

            (4) To elect and/or remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

            (5) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

            (6) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

            (7) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs.

SECTION 9.  COMPENSATION OF DIRECTORS

            Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.


                            ARTICLE III -- COMMITTEES

SECTION 1.  COMMITTEES OF THE BOARD OF DIRECTORS

            The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 2.  CONDUCT OF BUSINESS

            Each committee may determine the procedural rules for meeting and conducing its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all actions shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of such committee.


                             ARTICLE IV -- OFFICERS

SECTION 1.  GENERAL

            The officers of the Corporation shall consist of a President, a Secretary and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person.

SECTION 2.  PRESIDENT

            The President shall be the principal operating and administrative officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. In the absence of the Chairman of the Board, or in the event of a vacancy in such position, the President shall exercise all of the powers of the Chairman of the Board.

SECTION 3.  VICE PRESIDENTS

            Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. If there is more than one VP, one Vice President shall be designated by the Board to perform the duties and exercise the power of the President in the even of the President's absence or disability.

SECTION 4.  TREASURER

            The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He or she shall make such disbursement of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 5.  SECRETARY

            The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 6.  DELEGATION OF AUTHORITY

            The Board of Directors may from time to time delegate the power or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

SECTION 7.  REMOVAL

            Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

SECTION 8.  ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

            Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                               ARTICLE V -- STOCK

SECTION 1.  CERTIFICATES OF STOCK

            Each stockholder shall be entitled to a certificate signed in the name of the Corporation by the President, and by the Secretary, or the Treasurer, certifying the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimiles.

SECTION 2.  TRANSFER OF STOCK

            Transfer of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 3.  RECORD DATE

            The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

SECTION 4.  LOST, STOLEN OR DESTROYED CERTIFICATES

            In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 5.  REGULATIONS

            The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                              ARTICLE VI -- NOTICES

SECTION 1.  NOTICES

            Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by delivery to the recipient thereof by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received shall be the time of the giving of the notice.

SECTION 2.  WAIVERS

            A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                          ARTICLE VII -- MISCELLANEOUS

SECTION 1.  FACSIMILE SIGNATURES

            In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, the facsimile signature of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2.  CORPORATE SEAL

            The Board of Directors may provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer, the Secretary, or by the Assistant Secretary.

SECTION 3.  RELIANCE UPON BOOKS, REPORTS AND RECORDS

            Each director, each member of any committee designated by the Board of Directors and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

SECTION 4.  FISCAL YEAR

            The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 5.  TIME PERIODS

            In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

           ARTICLE VIII-- INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.  DAMAGES AND EXPENSES

            (a) Right to Indemnification. Without limiting the generality or effect of Article XIII of the Articles of Incorporation, the Corporation will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Board of Directors or an officer of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (a "Covered Entity"), whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

            (b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article VIII (including, without limitation, this Section 1(b)) shall adversely affect the rights of any Director or officer under this Article VIII (i) with respect to any Proceeding commenced prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, as hereafter defined, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of any inconsistent provision, in either case without the written consent of such Director or officer.

SECTION 2.  INDEMNIFICATION; NOT EXCLUSIVE RIGHT

            The right of indemnification provided in this Article VIII will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

SECTION 3. ADVANCEMENT OF EXPENSE; PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES

            In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies will apply with respect to advancement of expenses and the right to indemnification under this Article
VIII:

            (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding will be advanced to the Indemnitee by the Corporation within thirty (30) calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably show the expenses incurred by the Indemnitee and, if and to the extent required by law at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amounts advanced as to which it may ultimately be determined that the Indemnitee is not entitled. If such an undertaking is required by law at the time of an advance, no security will be required for such undertaking and such undertaking will be accepted without reference to the recipient's financial ability to make repayment.

            (b) Procedures for Determination of Entitlement to Indemnification.
(i) To obtain indemnification under this Article VIII, the Indemnitee will submit to the Secretary a written request, including such documentation supporting the claim as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification will be made not less than sixty (60) calendar days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary will promptly upon receipt of such a request for indemnification advise the Board of Directors in writing that the Indemnitee has requested indemnification.

                  (ii) The Indemnitee's entitlement to indemnification under this Article will be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors, or, in the case of an Indemnitee who is not a present or former officer of the Corporation, by any committee of the Board of Directors or committee of officers or agents of the Corporation designated for such purpose by a majority of the entire Board of Directors; (B) by a written opinion of Independent Counsel if (1) a Change of Control has occurred and the Indemnitee so requests or (2) in the case of an Indemnitee who is a present or former officer of the Corporation, a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such disinterested Directors so directs; (C) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 3(c) below. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (B) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control has occurred, the Indemnitee will select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

            (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, the Indemnitee will be presumed to be entitled to indemnification under this Article 8 upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 3(b)(i) above, and thereafter the Corporation will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 3(b)(ii) above to determine entitlement to indemnification has not been appointed or has not made a determination within sixty (60) calendar days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification, and the Indemnitee will receive such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1(a) of this Article VIII, or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

            (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Sections 3(b)(ii) or 3(c) above that the Indemnitee is not entitled to indemnification under this Article VIII: (1) the Indemnitee will be entitled, at the Indemnitee's sole option, to seek an adjudication of his or her entitlement to such indemnification either in (x) an appropriate court of the State of Nevada or any other court of competent jurisdiction or (y) an arbitration to be conducted in Nevada by a single arbitrator pursuant to the rules of the American Arbitration Association; (2) any such judicial proceeding or arbitration will be de novo and no inference adverse to the Indemnitee will be drawn by reason of such adverse determination; and (3) in any such judicial proceeding or arbitration the Corporation will have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VIII.

                  (ii) If a determination is made or deemed to have been made pursuant to Sections 3(b)(ii) or 3(c) of this Article VIII that the Indemnitee is entitled to indemnification, the Corporation will be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to Section 3(a) of this Article VIII or payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Sections 3(b)(ii) or 3(c) of this
Article VIII, the Indemnitee will be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Nevada or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of any event described in sub-clause (1) or (2) of this clause (ii) (a "Disqualifying Event") or to appeal any determination pursuant to (d)(1), above; provided, however, that in any such action the Corporation will have the burden of proving the occurrence of such Disqualifying Event.

                  (iii) The Corporation will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of this
Section 3(d) that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this
Article VIII.

                  (iv) In the event that the Indemnitee, pursuant to the provisions of this Section 3(d), seeks a judicial adjudication of, or an award in arbitration to enforce, his rights under, or to recover damages for breach of, this Article VIII, the Indemnitee will be entitled to recover from the Corporation, and will be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.

            (e)   Definitions.  For purposes of this Article VIII:

                  (i) "Change in Control" means the occurrence of any of the following events:

                        (A)   The  Corporation  is  merged,   consolidated  or
reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power ("Voting Stock") of the then outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the Voting Stock immediately prior to such transaction;

                        (B) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

                        (C)   There  is a  report  filed  on  Schedule  13D or
Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock;

                        (D)   The   Corporation   files  a  report   or  proxy
statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                        (E) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (E) each Director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the Directors (or a committee of the Board of Directors) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period. Notwithstanding the foregoing provisions of clauses (C) or (D) of this Section 3(e), unless otherwise determined in a specific case by majority vote of the Board of Directors, a "Change in Control" will not be deemed to have occurred for purposes of such clauses (C) or (D) solely because (x) the Corporation, (y) an entity in which the Corporation, directly or indirectly, beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (z) any employee stock ownership plan or any other employee benefit plan of the Corporation or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or
Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Corporation reports that a change in control of the Corporation has occurred or will occur in the future by reason of such beneficial ownership.

                  (ii) "Disinterested Director" means a Director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                  (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (1) the Corporation or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing, the term "Independent Counsel" will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Nevada, would be precluded from representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VIII.

SECTION 4.  INDEMNIFICATION OF EMPLOYEES AND AGENTS

            Notwithstanding any other provision of this Article 8, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person, other than a Director or officer of the Corporation, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation or, a director, officer, employee, fiduciary or agent of a Covered Entity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

SECTION 5.  INSURANCE, CONTRACTS, AND FUNDING

            The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in Article VIII or otherwise, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnification under Article VIII or otherwise, and may create a trust fund, grant a security interests, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in
Article VIII.

SECTION 6.  SEVERABILITY

            If any provision or provisions of this Article 8 are held to be invalid, illegal, or unenforceable for any reason whatsoever (i) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including without limitation all portions of any section of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article VIII (including without limitation all portions of any section of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.


                            ARTICLE IX -- AMENDMENTS

            Amendments to these Bylaws may be made, to the extent permitted by applicable law, by a majority of the directors holding office and present at a meeting at which a quorum is present or by a majority vote of the stockholders entitled to vote at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.